Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-195798, 333-173876, 333-166513, 333-149922, 333-129885, 333-122871, and 333-116335) of Herbalife Ltd. of our report dated February 26, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Los Angeles, California

February 26, 2015